Exhibit 10.2

NINTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of March 4, 2024, is executed and delivered by ZEROFOX, INC. (“Borrower”), ZEROFOX HOLDINGS, INC., ZEROFOX HOLDINGS, LLC, IDX FORWARD MERGER SUB, LLC, IDENTITY THEFT GUARD SOLUTIONS, INC., ZEROFOX CHILE HOLDINGS, LLC, ZEROFOX INDIA HOLDING, LLC, LOOKINGGLASS CYBER SOLUTIONS, LLC, and LGCS ACQUISITION HOLDCO, LLC (each a “Guarantor” and, collectively, “Guarantors”; Borrower and Guarantors are each a “Loan Party” and, collectively, “Loan Parties”) and STIFEL BANK (“Bank”). Except where otherwise noted, capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to those terms in the Loan Agreement (as defined below).

RECITALS

a. Bank and Loan Parties are parties to that certain Loan and Security Agreement dated as of January 7, 2021, as amended by the First Amendment and Joinder to Loan and Security Agreement dated as of June 7, 2021, the Waiver dated as of August 27, 2021, the Second Amendment and Waiver to Loan and Security Agreement dated as of December 8, 2021, the Third Amendment to Loan and Security Agreement dated as of December 16, 2021, the Fourth Amendment to Loan and Security Agreement dated as of February 10, 2022, the Fifth Amendment to Loan and Security Agreement dated as of August 3, 2022, the Sixth Amendment and Joinder to Loan and Security Agreement dated as of October 6, 2022, the Seventh Amendment to Loan and Security Agreement dated as of April 21, 2023, and the Eighth Amendment and Joinder to Loan and Security Agreement dated as of May 31, 2023, each among Loan Parties and Bank (as so amended, the “Existing Loan Agreement”).

b. From and after the date hereof, Loan Parties and Bank desire to amend the terms and provisions of the Existing Loan Agreement as provided herein, and the Existing Loan Agreement, as supplemented by this Amendment, and as hereafter further supplemented, amended, modified or restated from time to time, shall be referred to collectively as the “Loan Agreement.”

NOW, THEREFORE, in consideration of the promises herein contained, and for other good and valuable consideration (the receipt, sufficiency and adequacy of which are hereby acknowledged), the parties hereto (intending to be legally bound) hereby agree as follows:

1. Incorporation. The foregoing preamble and recitals are incorporated herein by this reference.

2. Waiver. Loan Parties are currently in default under Section 7.7 (Investments) of the Loan Agreement for making Investments in ZeroFox Chile SpA (either directly or indirectly through ZeroFox Chile Holdings LLC) in an aggregate amount exceeding Two Million Five Hundred Thousand Dollars ($2,500,000) during a six-month period ending before the date of this Amendment (the “Existing Default”). Provided that Borrower complies with the terms and conditions of this Amendment (and subject to Section 9 below), Bank waives the Existing Default. Bank does not waive any failure to comply with the above-referenced section of the Loan Agreement after the date of this Amendment, and Bank does not waive any other failure by a Loan Party to perform its Obligations under the Loan Documents at any time. This waiver is not a continuing waiver with respect to any failure to perform any Obligation, is specific as to content and time, and shall not constitute a waiver of any current or future default or breach of any covenants contained in the Loan Agreement or the terms and conditions of any other Loan Document, other than the Existing Default. Bank may exercise its rights or any other or further rights against Loan Parties arising from any other breach not waived herein. Bank’s failure at any time to require strict performance by Loan Parties of any provision not waived herein shall not affect any right of Bank thereafter to demand strict compliance and performance. Any further suspension or waiver of a right must be in writing signed by an officer of Bank.

3. Amendment. The Loan Agreement is hereby amended as follows:

(a) Clause (j) of the defined term “Permitted Investment” in Section 1.1 of the Loan Agreement is hereby amended and restated, as follows:

(j) Investments by Borrower in (i) ZeroFox Chile SpA (either directly or indirectly through ZeroFox Chile Holdings LLC), in an aggregate amount not to exceed Four Million Dollars ($4,000,000) during any six-month period, (ii) ZeroFox UK Ltd in an aggregate amount not to exceed Four Million Five Hundred Thousand Dollars ($4,500,000) during any six-month period, (iii) ZeroFox India Private Limited (either directly or indirectly through ZeroFox India Holding, LLC), in an aggregate amount not to exceed Three Million Dollars ($3,000,000) during any six-month period, and (iv) Lookingglass Cyber Solutions Europe s.r.o. (either directly or through a Subsidiary) in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000) during any six-month period; provided that, no Investment made by Borrower in any of the entities described in this subsection within any six-month period shall prevent Borrower from making an Investment not to exceed the amounts described in this subsection in any other six-month period, regardless of whether such Investment is made prior to the Closing Date;

4. Release.

(a) Loan Parties acknowledge that Bank would not enter into this Amendment without Loan Parties’ assurance hereunder. Except for the obligations arising hereafter under the Loan Agreement, Loan Parties hereby absolutely discharge and release Bank, any person or entity that has obtained any interest from Bank under the Loan Agreement and each of Bank’s and such entity’s former and present partners, stockholders, officers, directors, employees, successors, assignees, agents, and attorneys from any known or unknown claims which Loan Parties now have against Bank of any nature, including any claims that Loan Parties, their successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort, or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Loan Agreement or the transactions contemplated thereby.

(b) The provisions, waivers, and releases set forth in this Section are binding upon Loan Parties’ shareholders, members, agents, employees, assigns, and successors in interest. The provisions, waivers, and releases of this Section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns, and successors in interest.

(c) Loan Parties warrant and represent that Loan Parties are the sole and lawful owners of all right, title and interest in and to all of the claims released hereby, and Loan Parties have not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person any such claim or any portion thereof. Loan Parties shall indemnify and hold harmless Bank from and against any claim, demand, damage, debt, liability (including payment of attorneys’ fees and costs actually incurred whether or not litigation is commenced) based on or arising out of any assignment or transfer.

(d) The provisions of this Section shall survive payment in full of the Obligations, full performance of all of the terms of this Amendment and the Loan Agreement, and/or Bank’s actions to exercise any remedy available under the Loan Agreement or otherwise.

5. No Course of Dealing; Strict Performance. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Loan Parties of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

6. Ratification; No Amendment. The Loan Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Loan Agreement, as in effect prior to the date hereof.

7. Representations and Warranties; No Event of Default. Loan Parties hereby represent and warrant to Bank, which representations and warranties shall survive the execution and delivery hereof, that: (a) this Amendment is the legally valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, (b) each of the representations and warranties contained in the Loan Agreement, as well as all other representations and warranties contained in the other Loan Documents, are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) to the extent required under the Loan Agreement, and (c) except for the Existing Default, no Event of Default has occurred and is continuing.

8. Counterparts; Facsimile and Other Electronic Transmission. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Receipt of an executed signature page to this Amendment by facsimile or other electronic transmission shall constitute for all purposes effective delivery thereof. Electronic records of this executed Amendment maintained by Bank shall be deemed to be originals.

9. Conditions to Effectiveness. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Loan Parties;

(b) payment of all Bank Expenses, including Bank’s expenses for the documentation of this Amendment and any related documents, which may be debited from Borrower’s accounts; and

(c) such other documents and completion of such other matters as Bank may reasonably deem necessary or appropriate.

10. Governing Law. This Amendment shall be deemed to have been made under and shall be governed by the laws of the State of New York (without regard to choice of law principles except as set forth in Section 5-1401 of the New York General Obligations Law) in all respects, including matters of construction, validity and performance, and none of its terms or provisions may be waived, altered, modified or amended except as Bank may consent thereto in a writing duly signed for and on its behalf.

11. Dissolution of VigilanteATI, Inc. and RBP Financial Services, LLC. Bank and Loan Parties acknowledge the dissolution of VigilanteATI, Inc. and RBP Financial Services, LLC, each of which was a wholly owned subsidiary of ZeroFox, Inc., in September 2023 (the “Subsidiary Dissolutions”). Each Loan Document is hereby amended wherever necessary to reflect the Subsidiary Dissolutions.

12. Post-Closing. Loan Parties shall deliver to Bank, within seven (7) days after the date of this Amendment, original wet-ink signatures to the documents executed by Loan Parties referenced in Section 9 of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:

ZEROFOX, INC.

By:	/s/ Timothy Bender
Name: Timothy Bender
Title: Chief Financial Officer

GUARANTORS:

ZEROFOX HOLDINGS, INC.

By:	/s/ Timothy Bender
Name: Timothy Bender
Title: Chief Financial Officer

ZEROFOX HOLDINGS, LLC

By:	/s/ Timothy Bender
Name: Timothy Bender
Title: Chief Financial Officer

IDX FORWARD MERGER SUB, LLC

By:	/s/ Timothy Bender
Name: Timothy Bender
Title: Chief Financial Officer

IDENTITY THEFT GUARD SOLUTIONS, INC.

By:	/s/ Timothy Bender
Name: Timothy Bender
Title: Chief Financial Officer

ZEROFOX CHILE HOLDINGS, LLC

By:	/s/ Timothy Bender
Name: Timothy Bender
Title:	Chief Financial Officer, ZeroFox, Inc., Manager

[Signature Page to Ninth Amendment to Loan and Security Agreement]

GUARANTORS (cont.):

ZEROFOX INDIA HOLDING, LLC

By:	/s/ Timothy Bender
Name: Timothy Bender
Title: Chief Financial Officer, ZeroFox, Inc. Manager

LOOKINGGLASS CYBER SOLUTIONS, LLC

By:	/s/ Timothy Bender
Name: Timothy Bender
Title: Chief Financial Officer

LGCS ACQUISITION HOLDCO, LLC

By:	/s/ Timothy Bender
Name: Timothy Bender
Title: Chief Financial Officer

[Signature Page to Ninth Amendment to Loan and Security Agreement]

BANK:

STIFEL BANK

By:	/s/ James C. Binz
Name: James C. Binz
Title: Executive Vice President

[Signature Page to Ninth Amendment to Loan and Security Agreement]